    As filed with the Securities and Exchange Commission on September 7, 1999
                                                          Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                                  POLYCOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------
            DELAWARE                                       94-3128324
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                              2584 JUNCTION AVENUE
                               SAN JOSE, CA 95134
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)
                            1996 STOCK INCENTIVE PLAN

                          EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLES OF THE PLANS)

                                MICHAEL R. KOUREY
                             CHIEF FINANCIAL OFFICER
                                  POLYCOM, INC.
                              2584 JUNCTION AVENUE
                               SAN JOSE, CA 95134
                                 (408) 526-9000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   Copy to:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
          TITLE OF SECURITIES                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                   TO                           AMOUNT TO BE           OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
             BE REGISTERED                     REGISTERED (1)             PER SHARE                PRICE                 FEE
----------------------------------------- ------------------------- ---------------------- ---------------------- -----------------
Common Stock $.001 par value:
   Newly reserved under the 1996 Stock
     Incentive Plan (the "OPTION PLAN")        652,745 shares            $35.719 (2)            $23,315,398.65        $ 6,481.68
   Newly reserved shares subject to
     options granted under the Option
     Plan                                      847,255 shares            $34.8942 (3)           $29,564,285.42        $ 8,218.31
   Newly reserved under the
     Employee Stock Purchase Plan
     (THE "PURCHASE PLAN")                     500,000 shares            $30.3612 (4)           $15,180,600.00        $ 4,220.21

----------------------------------------- ------------------------- ---------------------- ---------------------- ----------------
     TOTAL:                                    2,000,000 shares                                 $68,060,284.07        $18,920.76
----------------------------------------- ------------------------- ---------------------- ---------------------- ----------------

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan or Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 31, 1999.
(3) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rule 457(h) under the Securities Act. The price of $34.8942 represents the weighted average exercise price for outstanding options to purchase a total of 847,255 shares of Common Stock.
(4) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon 85% of the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 31, 1999.

                                  POLYCOM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.    PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION") by Polycom, Inc. (the "REGISTRANT") are hereby incorporated herein by reference:

         - The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 15, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

         - The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 18, 1999 pursuant to Section 13(a) of the Exchange Act;

         - The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 19,1999 pursuant to Section 14(a) of the Exchange Act;

         - The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description; and

         - The information contained in the Registrant's Registration Statements on Form S-8 (File No.'s 333-43059 and 333-45351) filed on or about December 23, 1997 and January 30, 1998, respectively.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEMS 4 - 7.

         Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-43059).

ITEM 8.    EXHIBITS.

  EXHIBIT
  NUMBER       DESCRIPTION
  -------      -----------
    4.1        1996 Stock Incentive Plan, as amended.
    4.2        Employee Stock Purchase Plan, as amended.
    5.1        Opinion of counsel as to legality of securities being registered.
   23.1        Consent of counsel (contained in Exhibit 5.1).
   23.2        Consent of PricewaterhouseCoopers LLP, Independent Accountants
   24.1        Powers of Attorney (see page 4).

ITEM 9.    UNDERTAKINGS.

         Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-43059).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 7th day of September 1999.

                                   POLYCOM, INC.


                                   By: /s/ Michael R. Kourey
                                       ---------------------
                                       Michael R. Kourey
                                       Senior Vice President, Finance and
                                       Administration, Chief Financial Officer,
                                       Secretary and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Hagerty and Michael
R. Kourey, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to
(i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and
(iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 7TH DAY OF SEPTEMBER 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

      SIGNATURES                                           TITLE
      ----------                                           -----
                                       Chairman of the Board of Directors
-----------------------
Brian L. Hinman

/s/ Robert C. Hagerty                  President, Chief Executive Officer and Director
-----------------------                (PRINCIPAL EXECUTIVE OFFICER)
Robert C. Hagerty

/s/ Michael R. Kourey                  Senior Vice President, Finance and Administration, Chief Financial
-----------------------                Officer, Secretary and Director
Michael R. Kourey                      (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

/s/ Betsey S. Atkins                   Director
-----------------------
Betsey S. Atkins

/s/ John Seely Brown                   Director
-----------------------
John Seely Brown

/s/ Stanley J. Meresman                Director
-----------------------
Stanley J. Meresman

                                       Director
-----------------------
John P. Morgridge

/s/ William Owens                      Director
-----------------------
William Owens

                                       Director
-----------------------
James R. Swartz

                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER      DESCRIPTION
 -------     -----------
   4.1       1996 Stock Incentive Plan, as amended.
   4.2       Employee Stock Purchase Plan, as amended.
   5.1       Opinion of counsel as to legality of securities being registered.
   23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants